UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ICBK	Nasdaq Global Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of the Company was held on October 5, 2021. There were a total of 6,031,190 shares of common stock outstanding as of the record date for the Annual Meeting, of which 4,128,486 were present in person or by proxy at the meeting, representing 68.45% of the outstanding shares eligible to vote.

Proposal 1:

To approve the Agreement and Plan of Merger dated as of June 22, 201, as the same may from time to time be amended, between County Bancorp, Inc., and Nicolet Bankshares, Inc., pursuant to which County Bancorp, Inc. will merge with and into Nicolet Bankshares, Inc.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions
4,106,344	13,670	8,472

Proposal 2:

To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to County Bancorp, Inc.’s named executive officers that is based on or otherwise relates to the merger.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions
3,821,705	196,435	110,346

Proposal 3:

To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions
4,029,260	95,960	3,266

Item 9.01 Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COUNTY BANCORP, INC.

Date: October 5, 2021	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary